                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                        March 12, 1998 (March 11, 1998)




                      Laidlaw Environmental Services, Inc.
--------------------------------------------------------------------------------
               (Exact name of Company as specified in its charter)


Delaware                            1-8368                          51-0228924
--------------------------------------------------------------------------------
(State or other                   (Commission                    (IRS Employer
jurisdiction                     File Number)                   Identification
of incorporation)                                                      Number)



     1301 Gervais Street, Suite 300, Columbia, South Carolina     29201
--------------------------------------------------------------------------------
           (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (803) 933-4200

ITEM 5.  OTHER EVENTS

         On March 11, 1998 Laidlaw Environmental Services, Inc. ("LESI") (NYSE:LLE) announced the exchange ratio for purposes of its offer for Safety-Kleen Corp. ("SK") (NYSE:SK). The full text of the announcement is reproduced below.


FOR IMMEDIATE RELEASE

Contact: Kenneth W. Winger
         President and Chief Executive Officer

         Paul R. Humphreys
         Senior Vice President, Finance and Chief Financial Officer
         (803) 933-4210


                 LAIDLAW ENVIRONMENTAL ANNOUNCES EXCHANGE RATIO

Columbia, SC (March 11, 1998) - Laidlaw Environmental Services, Inc. (NYSE:LLE) said today that the exchange ratio for purposes of its exchange offer for Safety-Kleen Corp. (NYSE:SK), which is scheduled to expire at Midnight, New York City time, on March 16, 1998, will be 2.8 LLE common shares for each SK common share validly tendered and not withdrawn, in addition to the $18.00 per share Safety-Kleen shareholders will be entitled to receive in cash. Should the LLE offer be extended, the exchange ratio will be recalculated as described in the Amended Prospectus.

         Laidlaw Environmental Services, Inc., headquartered in Columbia, South Carolina, supplies hazardous and industrial waste management services to industry and government across North America. The Company provides customers with local service from more than 100 locations in the United States and Canada.

                                      -END-

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: March 12, 1998                   By:   /s/ Kenneth W. Winger
                                            -----------------------------
                                            Kenneth W. Winger, President
                                            and Chief Executive Officer